SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 15, 2014

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-56 39th Avenue, Room #305

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02(b)

Effective August 15, 2014, Mr. Dennis O. Laing advised the Board of Directors of the Registrant of his intention to retire from the Board of Directors of the Registrant for personal reasons. His retirement is not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Laing’s retirement is effective as of August 15, 2014.

Mr. Lei Cao, CEO and Chairman of the Board of Directors of the Registrant, thanked Mr. Laing for his dedication to Sino-Global and his years of assistance and support, reaching back to the Registrant’s initial public offering: “Dennis has long been a key member of our Board of Directors and is a good friend. We will miss his presence on the Board but we are grateful for his wisdom, guidance and support over the years. Fortunately Dennis has recommended Mr. Ming Zhu to join the Board for the remainder of Dennis’ current term—even in retiring, Dennis has been looking out for our company’s shareholders.” Mr. Laing thanked the Registrant and its shareholders for the opportunity to serve on the Board of Directors, “I am humbled by the opportunity to serve on Sino-Global’s Board since the IPO. I have been impressed by management’s vision for the company, and I value the support of our shareholders over the years. Retirement was not an easy decision, but I trust that Ming will be a strong addition to the Board of Directors.”

5.02(d)

On August 16, 2013, the Registrant’s Corporate Governance Committee recommended and Board of Directors approved the appointment of Mr. Ming Zhu to serve as an independent member of the Board of Directors. Mr. Zhu will serve on the Board of Directors and on each of the Corporate Governance, Audit and Compensation Committees. Mr. Zhu will serve as the chair of the Corporate Governance Committee. Mr. Zhu has been appointed as a Class I Director of the Board, to serve a term initially expiring at the 2017 annual shareholder meeting.

Mr. Zhu, 56, has been an international business consultant with RMCC Investment LLC, a Richmond, Virginia based consulting firm, since 1994. Mr. Zhu holds a master's degree in tourism and business from Virginia Commonwealth University. Mr. Zhu has also served as an independent director at eFuture Information Technology Inc. since 2007 and as an independent director of Tri-Tech Holding, Inc. since 2012. Mr. Zhu has been chosen to serve as a director for his extensive business and consulting background to offer advice on best practices and business development and expansion.

Mr. Zhu will receive director fees of $5,000 per quarter beginning September 2014 and may be eligible to participate in any incentive plans offered to officers, employees and directors, subject to approval by the Board of Directors.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Lei Cao
Chief Executive Officer

Dated: August 20, 2014